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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2004, except for the fourth paragraph of Note 1, as to which the date is July 15, 2004, relating to the financial statements and financial statement schedule of NeuroMetrix, Inc. which appear in NeuroMetrix, Inc.'s Registration Statement on Form S-1 (File No. 333-115440) dated July 22, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Boston, Massachusetts August 9, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM